FOR IMMEDIATE RELEASE

Media Contact:
Renée Smyth, Executive Vice President, Chief Experience & Marketing Officer
Camden National Bank | 2 Canal Plaza, Portland, ME 04101 | (207) 518-5607
Camden National Bank Appoints Commercial Banking Leaders to Build on Momentum
Strengthening support for businesses, municipalities, and nonprofits
CAMDEN, Maine — July 6, 2026 — Camden National Bank, a community bank serving customers since 1875, today announced three executive appointments that strengthen its commercial banking leadership and enhance support for clients across Northern New England.
Kate Brunelle has been named executive vice president, chief credit officer; Ryan Smith has been named executive vice president, commercial banking; and Barbara Raths has been named executive vice president, treasury management and government banking. Together, these leaders bring extensive expertise in commercial banking, treasury management, and credit to better serve businesses, municipalities, and nonprofit organizations across the region.
“These experienced leaders bring a relationship-first approach and complementary strengths that will enhance how we support commercial clients across Northern New England,” said Simon Griffiths, president and chief executive officer of Camden National Bank. “Their collective strengths position us to deepen client relationships, expand our capabilities, and deliver the responsive guidance businesses, municipalities, and nonprofits need to grow and navigate an increasingly complex financial environment.”
The bank’s strategy is centered on deepening full commercial and industrial relationships across Northern New England by pairing local market knowledge with specialized expertise in treasury, government banking, and credit. This approach gives clients access to senior-level guidance and broader financial solutions as they manage liquidity, payments, capital needs, and changing market conditions.
Brunelle joins Camden National Bank from TD Bank, where she built a 20-year career in commercial banking, credit risk, and complex credit restructuring. Most recently, she served as a Senior Credit Officer in Workout for the Specialty and Middle Market portfolio, structuring complex commercial credit requests for companies in special situations across a range of industries and revenue sizes. Her experience leading workout teams and managing complex commercial and corporate credit situations adds depth to Camden National Bank’s credit leadership and supports its disciplined, relationship-focused commercial strategy.

Smith joined Camden National Bank in 2012 and has held senior leadership roles across commercial banking and credit administration. He previously led Camden National Bank’s Commercial Banking team and most recently has served as chief credit officer, bringing deep experience in relationship banking, credit, and risk management to his new role. This background positions him to advance the bank’s commercial strategy with a strong focus on disciplined growth and client service.
Raths joined Camden National Bank in 2019 and has led treasury management and government banking strategies for business, nonprofit, and public-sector clients. Her background includes government banking at People’s United Bank, corporate treasury finance at WEX, and public finance leadership as deputy state treasurer for the State of Maine. Her experience across public finance and treasury management strengthens Camden National Bank’s ability to deliver tailored solutions for municipalities, nonprofits, and commercial clients.
About Camden National Corporation
Camden National Corporation (NASDAQ: CAC) is Northern New England’s largest publicly traded bank holding company, with $7.0 billion in assets. Founded in 1875, Camden National Bank, with 72 banking centers in Maine and New Hampshire, is a full-service community bank offering modern digital banking services, complemented by award-winning, personalized support. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.
Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.